As filed with the Securities and Exchange Commission on November 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	11-3024080 (I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 34th Floor New York, NY (Address of Principal Executive Offices)	10036 (Zip Code)

WARREN RESOURCES, INC. 2010 STOCK INCENTIVE PLAN

(Full title of the plan)

Saema Somalya

Senior Vice President, General Counsel and Corporate Secretary

1114 Avenue of the Americas, 34th Floor

New York, NY 10036

(Name and address of agent for service)

(212) 697-9660

(Telephone number, including area code, of agent for service)

Copies to:

Alan Baden
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002

(713) 654-8111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share	3,000,000 shares		$1,425,000	$144

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of common stock registered hereby pursuant to Warren Resources, Inc. 2010 Stock Incentive Plan (as amended, the “Plan”), is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, reorganization or any other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the average of the high and low prices of the common stock, par value $0.0001 per share, of Warren Resources, Inc. (the “Registrant”) as reported on the NASDAQ Global Market on November 5, 2015.

(3) This registration statement on Form S-8 registers an additional 3,000,000 shares of the Registrant’s common stock available for issuance under the Plan. The Registrant previously registered 6,950,000 shares of common stock, par value $0.0001, under a Registration Statement on Form S-8 (File No. 333-169447).

EXPLANATORY NOTE

Warren Resources, Inc. (the “Registrant”)  is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of 3,000,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), that may be issued under the Warren Resources, Inc. 2010 Stock Incentive Plan (as amended, the “Plan”) as a result of the adoption of an amendment to the Plan that among other things, (i) increased the number of shares issuable under the Plan by 3,000,000 shares to 9,950,000 shares in order to have the capacity to refresh the Registrant’s ordinary course equity grants, (ii) provided that each share of Common Stock subject to an Award (as defined in the Plan) other than Stock Options (as defined in the Plan) and stock-settled Stock Appreciation Rights (as defined in the Plan) counts as 1.5 shares of Common Stock for purposes of the Plan Maximum (as defined in the Plan), and (iii) removed the “reload” options from the suite of options available for issuance under the Plan. The stockholders of the Registrant approved amending the Plan for these purposes at the annual meeting of stockholders held on June 2, 2015. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-169447) relating to the Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2010, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant is registering 3,000,000 additional shares of common stock under the Plan covered hereby for which a registration statement on Form S-8 (File No. 333-169447) is currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference the contents of such registration statement which constitute information required in this Registration Statement.

Item 8. Exhibits.

The information required by this Item 8 is set forth in the Exhibit Index accompanying this Registration Statement and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 10, 2015.

WARREN RESOURCES, INC.

By:	/s/ Lance Peterson
Lance Peterson
Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lance Peterson and Stewart P. Skelly, or either one of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (Principal Function)	Date
/s/ LANCE PETERSON	Interim Chief Executive Officer and Director	November 10, 2015
Lance Peterson	(Principal Executive Officer)

/s/ BRIAN GELMAN	Interim Chief Financial Officer and Interim Chief Accounting Officer	November 10, 2015
Brian Gelman	(Principal Financial and Accounting Officer)

/s/ DOMINICK D’ALLEVA	Director and Chairman of the Board	November 10, 2015
Dominick D’Alleva

/s/ CHET BORGIDA	Director	November 10, 2015
Chet Borgida

/s/ ANTHONY COELHO	Director	November 10, 2015
Anthony Coelho

/s/ LEONARD DECECCHIS	Director	November 10, 2015
Leonard DeCecchis

/s/ ESPY PRICE	Director	November 10, 2015
Espy Price

/s/ MARCUS C. ROWLAND	Director	November 10, 2015
Marcus C. Rowland

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amendment to Warren Resources, Inc. 2010 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2015).

5.1*	Opinion of Venable LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Richey May & Co., Independent Accounting Firm.

23.3*	Consent of Hogan Taylor LLP, Independent Auditor.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

23.5*	Consent of Venable LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page to this Registration Statement on Form S-8).

*   Filed herewith.

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